Exhibit 21

                         Subsidiaries of the Registrant


Parent
------

FirstBank Corp.
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                                     Percentage              Jurisdiction or
Subsidiaries (1)                    of Ownership          State of Incorporation
----------------                    ------------          ----------------------

FirstBank Northwest,                    100%                   Washington
with its subsidiary:
Tri-Star Financial Corporation          100%                     Idaho


(1) These subsidiaries were acquired by the parent effective July 1, 1997. The operations of the Registrant's subsidiaries are included in the Registrant's consolidated financial statements.